Exhibit 32.1

     OFFICERS’ SECTION 1350 CERTIFICATIONS

The undersigned officer of New Concept Energy, Inc. (Formerly CabelTel International Corporation), a Nevada corporation (the “Company”), hereby certify that (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (ii) the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Dated: April 15, 2009

/s/ Gene S. Bertcher

Gene S. Bertcher, Chief Executive

Officer and Chief Financial Officer